UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 8.01 Other Events

Portfolio Update

As of June 30, 2020, TriLinc Global Impact Fund, LLC (“TGIF”) had $440.3 million in total financing commitments for business expansions and socioeconomic developments through its investment portfolio in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe. The weighted average loan size of the portfolio is $9 million, with an average duration of 1.35 years. Since TGIF commenced operations and through June 30, 2020, TGIF has funded over $1.1 billion in aggregate investments to 89 borrower companies, including $104.8 million in temporary investments. Of the aggregate investment amount, TGIF has received $744 million in full aggregate transaction repayments (66.2% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities.  Regionally, excluding temporary investments, TGIF has funded over $357.8 million to 28 borrower companies operating in 9 developing economies within Latin America, supporting 20,297 permanent employees; over $480.2 million to 47 borrower companies operating in or trading with 21 developing economies within Sub-Saharan Africa, supporting 19,244 permanent employees; over $172.7 million to 11 borrower companies operating in or trading with five developing economies within Southeast Asia, supporting 809 permanent employees; and over $17.8 million to three borrower companies in three countries within Emerging Europe, supporting 714 permanent employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

July 15, 2020	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer